Exhibit 99.1

Steinway Reports 2009 Results

4th Quarter EPS $0.44

WALTHAM, MA — March 4, 2010 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported results for the quarter and year ended December 31, 2009.

Dana Messina, Chief Executive Officer, said, “The year ended much better than it began.  Our fourth quarter performance was satisfactory and, most importantly, proved that we had positioned ourselves for strong future performance.  Revenues for the year came in higher than we had forecasted as a result of better than expected fourth quarter piano sales.  EBITDA was also ahead of our expectations as gross margins at our band division improved over 300 basis points compared to the fourth quarter of last year.”

“Our overall financial results for the year were a reflection of the difficult global economy,” said Messina.  “We kept our focus on areas we could impact such as reducing our cost structure, managing our working capital and minimizing risk across our business units.”

Fourth Quarter Results

•                  Sales of $82 million, down 13%

•                  Gross margin decreased to 29.4% from 30.7%

•                  SG&A expenses reduced by 11%

•                  Net income of $4 million, up 26%

•                  Diluted earnings per share of $0.44

Full Year Results

•                  Sales of $306 million, down 21%

•                  Gross margin decreased to 27.7% from 29.8%

•                  SG&A expenses reduced by 16%

•                  Net income of $5 million, down 35%

•                  Adjusted earnings per share of $0.42

•                  Diluted earnings per share of $0.60

Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $66 million

•                  Net debt of less than $100 million

•                  Availability on lines of credit of over $117 million

During the fourth quarter, the Company continued to operate its manufacturing facilities at reduced production levels, reducing inventory by $10 million from the end of September.

Messina added, “Our program to reduce debt and improve our financial flexibility left us with a strong capital structure.  Through prudent production planning, aggressive management of our working capital and a well executed equity sale, we were able to reduce our net debt position by approximately $50 million.  Later this month, we expect to receive $27 million in cash from the exercise of options for 1.7 million newly issued shares, further reducing our net debt.  We will continue to manage our working capital and expect our net leverage to soon be reduced to a level of approximately 2 times EBITDA.”

Outlook

Discussing 2010, Messina said, “We expect to see a meaningful pickup in our band business and its profitability by the middle of 2010.  We have a good mix of attractively priced new products and our plants are becoming more efficient.  Our customers appear to have more confidence heading into the year and we expect that to translate into increased orders.  The piano business will remain challenging.  Global consumer demand remains weak for many discretionary items, including pianos.  Our institutional piano business continues to defy the economic headwinds and remains relatively strong.”

Messina said, “I am proud of the overall progress we made in 2009.  We battled through a very difficult environment which posed exceptional operating and financial challenges for us. We made many sacrifices in order to confront the economic downturn, the hardest of which was letting go many loyal employees.  We enter 2010 with a reduced cost structure, a stronger balance sheet, improved product offerings and a leaner, more efficient workforce.  While we believe we have endured the worst of it, the worldwide economic environment is difficult and we expect it to remain so in 2010.  At some point, the world’s economies will recover and our new leaner cost structure will allow us to leverage that recovery into significant profitability.”

Segment Information

Piano Segment

Fourth Quarter Results

•                  Sales of $55 million, down 8%

•                  Steinway grand piano unit decline of 23% worldwide

•                  Mid-priced piano unit decline of 3% worldwide

•                  Gross margin decreased to 32.7% from 37.2%

Full Year Results

•                  Sales of $180 million, down 21%

•                  Steinway grand piano unit decline of 32% worldwide

•                  Mid-priced piano unit decline of 17% worldwide

•                  Gross margin decreased to 31.4% from 35.5%

Band Segment

Fourth Quarter Results

•                  Sales of $26 million, down 22%

•                  Gross margin increased to 22.4% from 19.1%

Full Year Results

•                  Sales of $126 million, down 21%

•                  Gross margin increased to 22.4% from 21.6%

Conference Call

Management will be discussing the Company’s fourth quarter and full year results as well as its outlook for 2010 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.  For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers.

The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization. The Company’s domestic credit agreement, which provides for borrowings up to $110.0 million and is a material credit agreement to the Company, contains a minimum Fixed Charge Coverage Ratio which is based on Adjusted EBITDA. A minimum ratio of 1.1 to 1.0 is required to be met if the Company has had less than $20.0 million of availability on its line of credit in the last thirty days. At the end of the most recent period the Company had remaining borrowing availability on the line of credit of $93.1 million (net of letters of credit) and therefore this covenant did not apply. Should this covenant apply and not be met, the Company could be required to make immediate repayment of its line of credit borrowings, if it were unable to obtain a waiver from the lenders.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to lease office space; and fluctuations in effective tax rates resulting from shifts in sources of income.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Net sales	$81,698	$94,218	$306,436	$387,413
Cost of sales	57,697	65,294	221,523	272,123
Gross profit	24,001	28,924	84,913	115,290
	29.4%	30.7%	27.7%	29.8%

Operating expenses:
Sales and marketing	9,926	11,265	38,742	47,804
Provision for doubtful accounts	(141)	230	1,161	714
General and administrative	7,218	7,517	29,083	33,693
Amortization	311	336	1,306	1,131
Other operating expenses	27	341	374	878
Facility rationalization and impairment charges	—	260	976	9,877
Total operating expenses	17,341	19,949	71,642	94,097

Income from operations	6,660	8,975	13,271	21,193
Interest income	(528)	(706)	(1,830)	(3,049)
Interest expense	2,901	3,113	11,875	12,267
Other income, net	(813)	(148)	(5,281)	(1,172)
Income before taxes	5,100	6,716	8,507	13,147
Provision for income taxes	786	3,290	3,171	4,961
Net income	$4,314	$3,426	$5,336	$8,186

Earnings per share - basic	$0.44	$0.40	$0.60	$0.96
Earnings per share - diluted	$0.44	$0.40	$0.60	$0.95
Weighted average common shares - basic	9,773	8,533	8,855	8,558
Weighted average common shares - diluted	9,779	8,546	8,860	8,630

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	12/31/2009	12/31/2008
Cash	$65,873	$44,380
Receivables, net	45,073	60,581
Inventories, net	158,030	166,508
Other current assets	24,930	25,798
Total current assets	293,906	297,267

Property, plant and equipment, net	89,538	88,708
Other assets	66,346	67,343
Total assets	$449,790	$453,318

Debt	$537	$3,325
Other current liabilities	46,159	59,229
Total current liabilities	46,696	62,554

Long-term debt	157,703	183,425
Other liabilities	48,895	50,258
Stockholders’ equity	196,496	157,081
Total liabilities and stockholders’ equity	$449,790	$453,318

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 12/31/09
	GAAP	Adjustments	Adjusted
Band sales	$26,311	$—	$26,311
Piano sales	55,387	—	55,387
Total sales	81,698	—	81,698

Band gross profit	5,888	—	5,888
Piano gross profit	18,113	—	18,113
Total gross profit	24,001	—	24,001

Band GM %	22.4%		22.4%
Piano GM %	32.7%		32.7%
Total GM %	29.4%		29.4%

Operating expenses	17,341	—	17,341

Income from operations	6,660	—	6,660

Interest expense, net	2,373	—	2,373
Other income, net	(813)	—	(813)

Income before taxes	5,100	—	5,100

Income tax provision	786	—	786

Net income	$4,314	$—	$4,314

Earnings per share - basic	$0.44		$0.44
Earnings per share - diluted	$0.44		$0.44
Weighted average common shares - basic	9,773		9,773
Weighted average common shares - diluted	9,779		9,779

	Three Months Ended 12/31/08
	GAAP	Adjustments		Adjusted
Band sales	$33,747	$—		$33,747
Piano sales	60,471	—		60,471
Total sales	94,218	—		94,218

Band gross profit	6,440	6	(1)	6,446
Piano gross profit	22,484	—		22,484
Total gross profit	28,924	6		28,930

Band GM %	19.1%			19.1%
Piano GM %	37.2%			37.2%
Total GM %	30.7%			30.7%

Operating expenses	19,949	(260	)(2)	19,689

Income from operations	8,975	266		9,241

Interest expense, net	2,407	—		2,407
Other income, net	(148)	—		(148)

Income before taxes	6,716	266		6,982

Income tax provision	3,290	122	(3)	3,412

Net income	$3,426	$144		$3,570

Earnings per share - basic	$0.40			$0.42
Earnings per share - diluted	$0.40			$0.42
Weighted average common shares - basic	8,533			8,533
Weighted average common shares - diluted	8,546			8,546

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects employee severance costs associated with plant closures.

(2) Reflects asset impairment charges related to plant closures.

(3) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Twelve Months Ended 12/31/09
	GAAP	Adjustments		Adjusted
Band sales	$126,437	$—		$126,437
Piano sales	179,999	—		179,999
Total sales	306,436	—		306,436

Band gross profit	28,379	—		28,379
Piano gross profit	56,534	—		56,534
Total gross profit	84,913	—		84,913

Band GM %	22.4%			22.4%
Piano GM %	31.4%			31.4%
Total GM %	27.7%			27.7%

Operating expenses	71,642	(976	)(1)	70,666

Income from operations	13,271	976		14,247

Interest expense, net	10,045	—		10,045
Other income, net	(5,281)	3,434	(2)	(1,847)

Income before taxes	8,507	(2,458)		6,049

Income tax provision	3,171	(885	)(3)	2,286

Net income	$5,336	$(1,573)		$3,763

Earnings per share - basic	$0.60			$0.42
Earnings per share - diluted	$0.60			$0.42
Weighted average common shares - basic	8,855			8,855
Weighted average common shares - diluted	8,860			8,860

	Twelve Months Ended 12/31/08
	GAAP	Adjustments		Adjusted
Band sales	$159,047	$—		$159,047
Piano sales	228,366	—		228,366
Total sales	387,413	—		387,413

Band gross profit	34,295	947	(4)	35,242
Piano gross profit	80,995	—		80,995
Total gross profit	115,290	947		116,237

Band GM %	21.6%			22.2%
Piano GM %	35.5%			35.5%
Total GM %	29.8%			30.0%

Operating expenses	94,097	(9,877	)(5)	84,220

Income from operations	21,193	10,824		32,017

Interest expense, net	9,218	—		9,218
Other income, net	(1,172)	636	(2)	(536)

Income before taxes	13,147	10,188		23,335

Income tax provision	4,961	4,686	(3)	9,647

Net income	$8,186	$5,502		$13,688

Earnings per share - basic	$0.96			$1.60
Earnings per share - diluted	$0.95			$1.59
Weighted average common shares - basic	8,558			8,558
Weighted average common shares - diluted	8,630			8,630

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment of trademark.

(2) Reflects gain on early extinguishment of debt.

(3) Reflects the tax effect of Adjustments.

(4) Reflects costs (primarily employee severance) associated with plant closures.

(5) Reflects facility rationalization costs of $1,322 due to the impairment of facilities and $8,555 impairment of goodwill.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Cash flows from operating activities	$25,385	$9,373	$23,916	$6,971
Changes in operating assets and liabilities	(20,264)	(128)	(10,206)	21,988
Stock based compensation expense	(317)	(304)	(1,207)	(1,115)
Income taxes, net of deferred tax benefit	2,634	1,405	4,850	6,996
Net interest expense	2,373	2,407	10,045	9,218
Provision for doubtful accounts	141	(230)	(1,161)	(714)
Other	46	(429)	227	(810)
Non-recurring, infrequent or unusual cash charges	—	6	—	947
Adjusted EBITDA	$9,998	$12,100	$26,464	$43,481

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Net income	$4,314	$3,426	$5,336	$8,186
Income taxes	786	3,290	3,171	4,961
Net interest expense	2,373	2,407	10,045	9,218
Depreciation	2,214	2,375	9,064	9,797
Amortization	311	336	1,306	1,131
Non-recurring, infrequent or unusual items	—	266	(2,458)	10,188
Adjusted EBITDA	$9,998	$12,100	$26,464	$43,481